Exhibit 10.9

GANNETT CO., INC.

2015 DEFERRED COMPENSATION PLAN

RULES FOR PRE-2005 DEFERRALS

GANNETT CO., INC.

2015 DEFERRED COMPENSATION PLAN

RULES FOR PRE-2005 DEFERRALS

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GANNETT CO., INC.

2015 DEFERRED COMPENSATION PLAN

RULES FOR PRE-2005 DEFERRALS

1.0 BACKGROUND

1.1          Introduction

In 2015, Gannett Co., Inc. separated its digital/broadcast and publishing businesses into two separate publicly traded companies.  The separation occurred when Gannett Co., Inc. contributed its publishing businesses to a newly formed subsidiary, Gannett SpinCo, Inc., and distributed the stock of Gannett SpinCo, Inc. to its shareholders (the “Spin-off”).  In connection with the Spin-off, Gannett SpinCo, Inc. was renamed “Gannett Co., Inc.” (the “Company”).  The entity formerly known as Gannett Co., Inc. was renamed “TEGNA Inc.” (the “Predecessor Company”) and continues the digital/broadcast businesses.

Certain Participants in this Gannett Co., Inc. 2015 Deferred Compensation Plan (the “Plan”) were participants in the Predecessor Company Deferred Compensation Plan (the “Predecessor Plan”).  The Participants who had benefits under the Predecessor Plan that have been assumed by this Plan (the “Transferred Participants”) are specified in that certain Employee Matters Agreement by and between the Company and the Predecessor Company dated                       , 2015 (the “Employee Matters Agreement”).  The Company, and not the Predecessor Company, shall be solely responsible for paying such assumed benefits.  The Employee Matters Agreement may be used as an aid in interpreting the terms of the benefits hereunder.  Notwithstanding any other provision of this Plan or the Predecessor Plan, no Participant shall be entitled to duplicate benefits under both such Plans with respect to the same period of service or compensation.

The list of Transferred Participants is maintained by the Company.  The benefits with respect to Transferred Participants derived from the Predecessor Plan shall not be amended in a manner so as to subject them to additional tax under Section 409A of the Internal Revenue Code, and any amendment which would have such an effect shall be deemed void and ineffective.

The Predecessor Company’s Deferred Compensation Plan is comprised of two documents, the Gannett Co., Inc. Deferred Compensation Plan (the “Pre-2005 Predecessor Plan”) and the Gannett Co., Inc. Deferred Compensation Plan Rules for Post-2004 Deferrals (the “Post-2004 Predecessor Plan”).  Benefits of Transferred Participants accrued under the Post-2004 Predecessor Plan that have been assumed by the Company will be paid under the terms of the document subtitled “Rules for Post-2004 Deferrals”; rather than this document.  Benefits of Transferred Participants accrued under the Pre-2005 Predecessor Plan that have been assumed by the Company will be paid under the rules set forth in this document.

The Plan is comprised of two documents, this document (“the Pre-2005 Plan”) and the document subtitled “Rules for Post-2004 Deferrals” (the “Post-2004 Plan”).

The Pre-2005 Predecessor Plan was adopted to provide the opportunity for directors who are not also employees (“Directors”) to defer to future years all or part of their fees and key employees to defer to future years all or part of their salary, bonus and/or shares of Gannett common stock issued pursuant to Stock Incentive Rights (“SIRs”) under the Predecessor Company 1978 Long-Term Incentive Plan (“Compensation”) payable by Gannett Co., Inc. (“Company”) as part of their retirement and financial planning.  The terms of the Pre-2005 Predecessor Plan apply to amounts that are not subject to Section 409A of the Internal Revenue Code, which generally means amounts that were deferred, earned and vested before January 1, 2005 (and earnings on such amounts).

Since no further deferrals or contributions are permitted under this document, this document is intended to reflect the investment and distribution provisions with respect to benefits hereunder.

It is intended that this Pre-2005 Plan not be a material modification of the Predecessor Plan or benefits of Participants accrued thereunder for purposes of said Section 409A.   The terms of the Pre-2005 Predecessor Plan shall apply if and to the extent needed to avoid any such material modification.

1.2          Certain Definitions

This Plan applies to compensation earned under the Predecessor Company’s 1978 Long-Term Incentive Plan and the 2001 Omnibus Incentive Compensation Plan.  The term “SIRs” used in this Plan also includes restricted stock awards issued under any such plan.  The term “Committee” used in this Plan mean the Benefit Plans Committee.  The term “Company” means the Company as defined above in Section 1.1 and any successor to its business and/or assets which assumes the Plan by operation of law or otherwise.  The term “Board” means the Board of Directors of the Company.

2.0 EXPLANATION OF PLAN

2.1          Effective Date

The Plan is effective               , 2015.

2.2          Eligibility

The only Participants in this Pre-2005 Plan are those Participants who were participants in the Pre-2005 Predecessor Plan and who are listed on a schedule maintained by the Company.  All such Participants belong to “a select group of management or highly compensated employees” as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.3          Interest in the Plan; Deferred Compensation Account

For each Participant, one or more Deferred Compensation Accounts shall be established in accordance with Section 2.6(a).  A Participant’s interest in the Plan shall be the Participant’s right to receive payments under the terms of the Plan.  A Participant’s payments from the Plan shall be based upon the value attributable to the Participant’s Deferred Compensation Accounts.

2.4          Amount of Deferral

No new deferrals are permitted under this Plan.

2.5          Time of Election of Deferral

No new deferrals are permitted under this Plan.

2.6          Accounts and Investments

(a)                                 Effective for deferrals on and after January 1, 1997, all Participant records, reports and elections after an initial election shall be maintained on the basis of Payment Commencement Dates (as defined in Section 2.9(b)), i.e., all amounts that have been elected to be paid in full, or to commence payment, in a designated calendar year shall be aggregated in a single Deferred Compensation Account for a Participant for purposes of subsequent recordkeeping and for elections that may be available with respect to the deferred amounts, such as investment elections and payment method elections.  Deferrals prior to January 1, 1997, shall be accounted for in accordance with the accounts in effect on December 31, 1996.

(b)                                 The amount of Compensation deferred will be credited to the Participant’s Deferred Compensation Account or Accounts as soon as practicable after the Compensation would have been paid had there been no election to defer.

The amounts credited in a Deferred Compensation Account will be deemed invested in the fund or funds designated by the Participant from among funds selected by the Committee, which may include the following or any combination of the following:

(i)                                     money market funds;

(ii)                                  bond funds;

(iii)                               equity funds; and

(iv)                              the Gannett stock fund.

Although the Plan is not subject to section 404(c) of ERISA, the funds available to Participants under the Plan shall, at all times, constitute a broad range of investment alternatives that would meet the standards pertaining to the range of investments set forth in regulations promulgated by the Department of Labor under section 404(c) of ERISA, or any successor provision, as if that provision were applicable to the Plan.  In the discretion of the Committee, funds may be added, deleted or substituted from time to time, subject to the preceding sentence.

Information on the specific funds permitted under the Plan shall be made available by the Committee to the Participants.  If the Committee adds, deletes or substitutes a particular fund, the Committee shall notify Participants in advance of the change and provide Participants with the opportunity to change their allocations among funds in connection with such addition, deletion or substitution.

A Participant may allocate contributions to his or her Deferred Compensation Accounts among the available funds pursuant to such procedures and requirements as may be specified by the Committee from time to time.  Participants shall have the opportunity to give investment directions with respect to their Accounts at least once in any three-month period.

(c)                                  All deferrals under this Plan and the earnings credited to them are fully vested at all times.

(d)                                 The right of any Participant to receive future payments under the provisions of the Plan shall be a contractual obligation of the Company but shall be subject to the claims of the creditors of the Company in the event of the Company’s insolvency or bankruptcy as provided in the trust agreement described below.

Plan assets may, in the Company’s discretion, be placed in a trust (the “Rabbi Trust”) (which Rabbi Trust may be a sub-trust maintained as a separate account within a larger trust that is also used to pay benefits under other Company- sponsored unfunded nonqualified plans) but will nevertheless continue to be subject to the claims of the Company’s creditors in the event of the Company’s insolvency or bankruptcy as provided in the trust agreement.  In any event, the Plan is intended to be unfunded under Title I of ERISA.

2.7          Participant’s Option to Reallocate Amounts

A Participant may elect to reallocate amounts in his or her Deferred Compensation Accounts among the available funds pursuant to such procedures and requirements as may be specified by the Committee from time to time consistent with the final sentence of Section 2.6(b).

With respect to the Gannett stock fund, accounts of Participants shall be allocated shares of the Predecessor Company stock distributed in connection with the Spin-off.  Participants may elect in a manner prescribed by the Committee to allocate out of such Predecessor Company stock but shall not be able to allocate any additional amounts to Predecessor Company stock.

2.8          Reinvestment of Income

Income from a hypothetical fund investment in a Deferred Compensation Account shall be deemed to be reinvested in that fund as soon as practicable under the terms of that fund.

2.9          Payment of Deferred Compensation

(a)                                 No withdrawal may be made from the Participant’s Deferred Compensation Accounts except as provided in this Section.

(b)                                 At the time a deferral election was made, the Participant chose the date on which payment of the amount credited to the Deferred Compensation Account is to commence, which date shall be either April 1 or October 1 of the year of the Participant’s retirement, the year next following the Participant’s retirement, or any other year specified by the Participant that is after the year for which the Participant is making the deferral (“Payment Commencement Date”).  In the case of Director Participants, the Payment Commencement Date shall be no later than October 1 of the year after the Director Participant retires from the Board.  In the case of key employee Participants, the Payment Commencement Date shall be no later than October 1 of the year following the year during which the key employee reaches age 65 or actually retires, whichever occurs later.

Notwithstanding the foregoing paragraph:  (i) for all elections to defer occurring on or after November 1, 1991, (ii) in the event that the Committee adds or substitutes a particular fund or funds, or (iii) if a Participant elects to reallocate amounts in his or her Deferred Compensation Accounts among available funds, the Committee shall have the right to fix Payment Commencement Dates and/or the date or dates upon which the value attributable to a Deferred Compensation Account is to be determined or paid, or modify such previously elected dates (but in no event to a date earlier than the date originally elected by the Participant) in order to comply with the requirements of the added, substituted or available fund or funds, pursuant to such procedures and requirements as may be specified by the Committee from time to time.

(c)                                  At the time the election to defer was made, the Participant chose to receive payments either (i) in a lump sum, or (ii) if the Payment Commencement Date is during a year in which the Participant could have retired under a retirement plan of the Company, in up to fifteen annual installments.  The method of paying a Deferred Compensation Account is the “Method of Payment.”  The amount of any payment under the Plan shall be the value attributable to the Deferred Compensation Account on the last day of the month preceding the month of the payment date, divided by the number of payments remaining to be made, including the payment for which the amount is being determined.

(d)                                 In the event of a Participant’s death or disability before the Participant has received any payments from a Deferred Compensation Account, the value of the

Account shall be paid to the Participant’s designated beneficiary, in the case of death, or to the Participant, in the case of disability, at such time and in such form of payment as is set forth on the applicable deferral form signed by the Participant, or as the Committee determines, in its sole discretion.  In the event of the Participant’s death or disability after installment payments from a Deferred Compensation Account have commenced, the remaining balance of the Account shall be paid to the Participant or designated beneficiary, as applicable, over the installments remaining to be paid.

Beneficiary designations shall be submitted on the form specified by the Company.  If a Participant so chooses, a separate beneficiary designation may be made for each Deferred Compensation Account.  The filing of a new beneficiary designation shall automatically revoke any previous beneficiary designation.  In the event a beneficiary designation has not been made, or the beneficiary was not properly designated (in the sole discretion of the Company), has died or cannot be found, all payments after death shall be paid to the Participant’s estate.  In case of disputes over the proper beneficiary, the Company reserves the right to make any or all payments to the Participant’s estate.

(e)                                  A Participant may not change an initial Payment Commencement Date or Method of Payment for a Deferred Compensation Account after an election has been made except as provided in this subsection (e) as follows:

(i)                                     The Method of Payment elected by a Participant may be changed by the Participant’s written election to the Committee at any time up to 36 months prior to the earlier of the Payment Commencement Date or the Participant’s termination of employment, or, if the Participant has elected the year of, or the year next following, his or her retirement as the Payment Commencement Date, at any time no later than 6 months prior to the Participant’s retirement and prior to the calendar year in which the retirement occurs.  Any change of an earlier election that is made within 36 months of the earlier of the Payment Commencement Date or the Participant’s termination, or, if the Participant has elected the year of, or the year next following, his or her retirement as the Payment Commencement Date, within 6 months of the Participant’s retirement or in the year in which the Participant’s retirement occurs, shall be disregarded by the Committee;

(ii)                                  If a Participant has elected the year of retirement as the Payment Commencement Date, the Participant may change the Payment Commencement Date to the year following retirement.  That election must be made before the calendar year in which the retirement occurs and at least six months before the Participant retires.  In no other case may the year initially elected by the Participant as the Payment Commencement Date be changed.  In addition, the Participant may change the date of payment in the payment year to the first day of any month in that year so long as that election is made before the December 31 preceding such year and so long as the Participant gives the Committee notice of the change at least 90 days before the date payments are to begin.  A technical note—if a Participant has elected the year of retirement as the Payment Commencement Date but retires on a date that is after the designated Payment Commencement Date, the payment (or the first annual installment) will begin on the first day of the month after the Participant retires.

Restrictions on changing Payment Commencement Dates and Methods of Payment shall not prevent the Participant from choosing a different Payment Commencement Date and/or Method of Payment for amounts to be deferred in subsequent years.

(f)                                   Notwithstanding any Payment Commencement Date or Method of Payment selected by a Participant, if:

(i)                                     an employee Participant’s employment with the Company terminates other than (1) at or after early or normal retirement pursuant to a retirement plan of the Company, (2) by reason of the Participant’s death, or (3) by reason of the Participant’s total disability, or

(ii)                                  a director Participant’s directorship terminates for any reason other than (1) at or after reaching the prescribed mandatory retirement age from the Board, (2) by reason of such Participant’s death, or (3) by reason of such Participant’s total disability, the Committee, in its sole discretion, shall determine whether to distribute such Participant’s benefits in the form of five annual installment payments or as a lump sum.  In either case, such payment shall begin as soon as administratively practicable following the Participant’s termination of employment.

(g)                                  If, in the discretion of the Committee, the Participant has a need for funds due to an unforeseeable emergency, benefits may be paid prior to the Participant’s Payment Commencement Date.  For this purpose, an unforeseeable emergency means an unanticipated emergency that is caused by an event beyond the control of the Participant or the Participant’s beneficiary and that would result in severe financial hardship if early withdrawal were not permitted.  A payment based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship.  The Participant requesting a hardship payment must supply the Committee with a statement indicating the nature of the need that created the financial hardship, the fact that all other reasonably available resources are insufficient to meet the need, and any other information which the Committee decides is necessary to evaluate whether a financial hardship exists.

A Participant with a financial need that fails to meet the unforeseeable emergency standard may elect to withdraw funds from the Participant’s Deferred

Compensation Account prior to the date specified in the Participant’s election form subject to the following conditions:  (1) premature withdrawals may be made only in a lump sum and only in an amount in excess of $10,000; (2) only one premature withdrawal may be made in a calendar year; (3) the Participant must suspend further deferrals for the remainder of the calendar year of the withdrawal; and (4) ten percent of the amount withdrawn shall be irrevocably forfeited to the Company.

(h)                                 In the Company’s discretion, payments from the Plan may be made in cash or in the kind of property represented by the fund or funds selected by the Participant.

(i)                                     All contributions to the Plan and all payments from the Plan, whether made by the Company or the Trustee, shall be subject to all taxes required to be withheld under applicable laws and regulations of any governmental authorities.

2.10        Manner of Elections

(a)                                 In order to make any elections or choices permitted hereunder, the Participant must give notice of such election or choice to the Committee in such form as specified by the Committee.  The last election received by the Committee directing an allocation of amounts in a Deferred Compensation Account among the funds available shall govern until changed by the receipt by the Committee of a subsequent election.

2.11        Company Contributions

There are no Company contributions under this Plan.

2.12        Deferrals of Stock Option Compensation

There are no deferrals of stock option compensation under this Plan.

2.13        Deferrals of Restricted Stock by Directors

A Director who elected to receive all or some of his or her fees for a Term, including, as applicable, the Director’s annual retainer, chair retainer, meeting fees or long-term award, in the form of Restricted Stock, may have elected to defer such Restricted Stock under the Predecessor Plan.

(a)                                 An election to defer Restricted Stock shall constitute a direction by the Director to have the Company, in lieu of currently issuing shares of Restricted Stock, defer under this Plan an amount equal to the value of the Restricted Stock subject to the election as determined at the time of the award.  The Restricted Stock deferred by a Director under this Plan for a Term shall be credited as units of stock to a separate sub-account within the Director’s Deferred Compensation Account.  Notwithstanding Section 2.6(c) of the Plan, any vesting restrictions applicable to an award of Restricted Stock deferred under the Plan shall apply to the sub-

account attributable to such award until such restrictions lapse in accordance with the original terms of the award.

(b)                                 Restricted Stock deferred under the Plan shall be deemed invested in the Gannett stock fund during the entire deferral period and the Director shall not have the right to reallocate such deemed investment to any of the other investment options otherwise available under the Plan.

(c)                                  At the time an election to defer Restricted Stock was made, the Director elected the time and form of payment of such deferral and earnings thereon in accordance with Section 2.9 of the Plan, provided, however, that payment of such amounts shall commence in the year the Director leaves the Board.  Payments shall be made in shares of Company common stock.

(d)                                 Any portion of a Director’s Deferred Compensation Account attributable to deferred Restricted Stock, whether or not vested, shall not be available for early withdrawal pursuant to Section 2.9(g) of the Plan.

3.0 ADMINISTRATION OF THE PLAN

3.1                               Statement of Account

Statements setting forth the values of the funds deemed to be held in a Participant’s Deferred Compensation Accounts will be sent to each Participant quarterly or more often as the Committee may elect.  A Participant shall have two years from the date a statement has been sent to question the accuracy of the statement.  If no objection is made to the statement, it shall be deemed to be accurate and thereafter binding on the Participant for all purposes.

3.2                               Assignability

The benefits payable under this Plan shall not revert to the Company or be subject to the Company’s creditors prior to the Company’s insolvency or bankruptcy, nor, except pursuant to will or the laws of descent and distribution, shall they be subject in any way to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind by the Participant, the Participant’s beneficiary or the creditors of either, including such liability as may arise from the Participant’s bankruptcy.

3.3                               Business Days

In the event any date specified herein falls on a Saturday, Sunday, or legal holiday, such date shall be deemed to refer to the next business day thereafter or such other date as may be determined by the Committee in the reasonable exercise of its discretion.

3.4                               Administration

This Plan shall be administered by the Committee.  The Committee has sole discretion to interpret the Plan and to determine all questions arising in the administration, interpretation, and application of the Plan.  The Committee’s powers include the power, in its sole discretion and consistent with the terms of the Plan, to determine who is eligible to participate in this Plan, to determine the eligibility for and the amount of benefits payable under the Plan, to determine when and how amounts are allocated to a Participant’s Deferred Compensation Account, to establish rules for determining when and how elections can be made, to adopt any rules relating to administering the Plan and to take any other action it deems appropriate to administer the Plan.  The Committee may delegate its authority hereunder to one or more persons.  Whenever the value of a Deferred Compensation Account is to be determined under this Plan as of a particular date, the Committee may determine such value using any method that is reasonable, in its discretion.  Whenever payments are to be made under this Plan, such payments shall begin within a reasonable period of time, as determined by the Committee, and no interest shall be paid on such amounts for any reasonable delay in making the payments.

3.5                               Amendment

(a)                                 This Plan may at any time and from time to time be amended or terminated by the Board or the Compensation Committee of the Board.  No amendment shall, without the consent of a Participant, adversely affect such Participant’s interest in the Plan, i.e., the Participant’s benefit accrued to the effective date of the amendment (hereinafter referred to as the “Protected Interest”), as determined by the Committee in its sole discretion.

(b)                                 An amendment shall be considered to adversely affect a Participant’s interest in the Plan if it has the effect of:

(i)                                     reducing the Participant’s Protected Interest in his or Deferred Compensation Accounts;

(ii)                                  eliminating or restricting a Participant’s right to give investment directions with respect to the Participant’s Protected Interest in his or her Deferred Compensation Accounts under Sections 2.6 and 2.7 of the Plan, except that a change in the number or type of funds available shall not be considered an amendment of the Plan as long as the funds available to Participants following such change constitute a broad range of investment alternatives under the standards pertaining to the range of investments set forth in regulations promulgated by the Department of Labor under section 404(c) of ERISA or any successor provision;

(iii)                               eliminating or restricting any timing or payment option available with respect to the Participant’s Protected Interest in his or her Deferred Compensation Accounts, or the Participant’s right to make and change payment elections with respect to such Protected Interest, under Section 2.9, 2.10 or any other provision of the Plan;

(iv)                              reducing or diminishing any of the change in control protections provided to the Participant under Section 3.7 or any other provision of the Plan; or

(v)                                 reducing or diminishing the rights of the Participant under this Section 3.5 with respect to any amendment or termination of the Plan.

(c)                                  Notwithstanding any in the foregoing to the contrary, any amendment made for the purpose of protecting the favorable tax treatment of amounts deferred under the Plan following a change in applicable law, including for this purpose a change in statute, regulation or other agency guidance, shall not be considered to adversely affect a Participant’s interest in the Plan.

(d)                                 If the Plan is terminated, compensation shall prospectively cease to be deferred as of the date of the termination.  Each Participant will be paid the value of his or her Deferred Compensation Accounts, including earnings credited through the payment date based on the Participant’s investment allocations, at the time and in the manner provided for in Sections 2.9 and 2.10.

3.6                               Liability

(a)                                 Except in the case of willful misconduct, no Director or employee of the Company, or person acting as the independent fiduciary provided for in Section 3.7, shall be personally liable for any act done or omitted to be done by such person with respect to this Plan.

(b)                                 The Company shall indemnify, to the fullest extent permitted by law, members of the Committee, persons acting as the independent fiduciary and Directors and employees of the Company, both past and present, to whom are or were delegated duties, responsibilities and authority with respect to the Plan, against any and all claims, losses, liabilities, fines, penalties and expenses (including, but not limited to, all legal fees relating thereto), reasonably incurred by or imposed upon such persons, arising out of any act or omission in connection with the operation and administration of the Plan, other than willful misconduct.

3.7                               Change in Control

(a)                                 Participation.  No new persons may be designated as eligible to participate in the Plan on or after a change in control.

(b)                                 Legal Expense.  If, with respect to any alleged failure by the Company to comply with any of the terms of this Plan subsequent to a change in control, other than any alleged failure relating to a matter within the control of the independent fiduciary and with respect to which the Company is acting pursuant to a determination or direction of the independent fiduciary, a Participant or beneficiary hires legal counsel or institutes any negotiations or institutes or responds to legal action to assert or defend the validity of, enforce his rights under, obtain benefits promised under or recover damages for breach of the terms of this Plan, then, regardless of the outcome, the Company shall pay, as they are incurred, a Participant’s or beneficiary’s actual expenses for attorneys’ fees and disbursements, together with such additional payments, if any, as may be necessary so that the net after-tax payments to the Participant or beneficiary equal such fees and disbursements.

(c)                                  Mandatory Contributions to Rabbi Trust.  If a change in control occurs, the Company shall make mandatory contributions to a Rabbi Trust established pursuant to Section 2.6(d), to the extent required by the provisions of such Rabbi Trust.

(d)                                 Powers of Independent Fiduciary.  Following a change in control, the Plan shall be administered by the independent fiduciary.  The independent fiduciary shall assume the following powers and responsibilities from the Committee and the Company:

(i)                                     The independent fiduciary shall assume all powers and responsibilities assigned to the Committee under Section 3.4 and all other provisions of the Plan, including, without limitation, the sole power and discretion to:

(1)                                 determine all questions arising in the administration and interpretation of the Plan, including factual questions and questions of eligibility to participate and eligibility for benefits;

(2)                                 adjudicate disputes and claims for benefits;

(3)                                 adopt rules relating to the administration of the Plan;

(4)                                 select the investment funds available to Participants under Section 2.6 of the Plan (subject to the requirement that, at all times, such funds constitute a broad range of investment alternatives under the standards pertaining to the range of investments set forth in regulations promulgated by the Department of Labor under section 404(c) of ERISA or any successor provision);

(5)                                 determine the amount, timing and form of benefit payments;

(6)                                 direct the Company and the trustee of the Rabbi Trust on matters relating to benefit payments;

(7)                                 engage attorneys, accountants, actuaries and other professional advisors (whose fees shall be paid by the Company), to assist it in performing its responsibilities under the Plan; and

(8)                                 delegate to one or more persons selected by it, including outside vendors, responsibility for fulfilling some or all of its responsibilities under the Plan.

(ii)                                  The independent fiduciary, and not the Company or the Executive Compensation Committee, shall have the sole authority to determine the time and method of payment of amounts attributable to contributions made by the Company prior to the change in control under Section 2.11, provided that the independent fiduciary may not accelerate the payment of such amounts to a Participant without the Participant’s consent.

(iii)                               The independent fiduciary shall have the sole power and discretion to (1) direct the investment of assets held in the Rabbi Trust, including the authority to appoint one or more investment managers to manage any such assets and (2) remove the trustee of the Rabbi Trust and appoint a successor trustee in accordance with the terms of the trust agreement.

(e)                                  Review of Decisions.

(i)                                     Notwithstanding any provision in the Plan to the contrary, following a change of control, any act, determination or decision of the Company (including its Board or any committee of its Board) with regard to the administration, interpretation and application of the Plan must be reasonable, as viewed from the perspective of an unrelated party and with no deference paid to the actual act, determination or decision of the Company.  Furthermore, following a change in control, any decision by the Company shall not be final and binding on a Participant.  Instead, following a change in control, if a Participant disputes a decision of the Company relating to the Plan and pursues legal action, the court shall review the decision under a “de novo” standard of review.

(ii)                                  Following a change in control, any act, determination or decision of the independent fiduciary with regard to the administration, interpretation and application of the Plan shall be final, binding, and conclusive on all parties.

(f)                                   Company’s Duty to Cooperate.  Following a change in control, the Company shall cooperate with the independent fiduciary as may be necessary to enable the independent fiduciary to carry out its powers and responsibilities under the Plan and Rabbi Trust, including, without limitation, by promptly furnishing all information relating to Participants’ benefits as the independent fiduciary may reasonably request.

(g)                                  Appointment of Independent Fiduciary.  The independent fiduciary responsible for the administration of the Plan following a change in control shall be a committee composed of the individuals who constituted the Company’s Benefit

Plans Committee immediately prior to the change in control and the Company’s chief executive officer immediately prior to the change in control.

If, following a change in control, any individual serving on such committee resigns, dies or becomes disabled, the remaining members of the committee shall continue to serve as the committee without interruption.  A successor member shall be required only if there are less than three remaining members on the committee.  If a successor member is required, the successor shall be an individual appointed by the remaining member or members of the committee who (i) is eligible to be paid benefits from the assets of the Rabbi Trust or the larger trust of which it is a part and (ii) agrees to serve on such committee.

If at any time there are no remaining members on the committee (including any successor members appointed to the committee following the change in control), the Trustee shall promptly submit the appointment of the successor members to an arbiter, the costs of which shall be borne fully by the Company, to be decided in accordance with the American Arbitration Association Commercial Arbitration Rules then in effect.  The arbiter shall appoint three successor members to the committee who each meet the criteria for membership set forth above.  Following such appointments by the arbiter, such successor members shall appoint any future successor members to the committee to the extent required above (i.e., if, at any time, there are less than three remaining members on the committee) and subject to the criteria set forth above.

If one or more successor members are required and there are no individuals remaining who satisfy the criteria for membership on the committee, the remaining committee members or, if none, the Trustee, shall promptly submit the appointment of the successor member or members to an arbiter, and the Company shall bear the costs of arbitration, as provided for in the preceding paragraph.

(h)                                 Change in Control Definition.  As used in this Plan, a “change in control” means the first to occur of the following:

(i)                                     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a change in control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates or (D) any acquisition pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 3.7(h)(iii) below;

(ii)                                  Individuals who, as of the Effective Date, constituted the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)                               Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then- outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)                              Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

3.8                               Claims

(a)                                 Claim Denials.  The Committee shall maintain procedures with respect to the filing of claims for benefits under the Plan.  Pursuant to such procedures, any Participant or beneficiary (hereinafter called “claimant”) whose claim for benefits under the Plan is denied shall receive written notice of such denial.  The notice shall set forth:

(i)                                     the specific reasons for the denial of the claim;

(ii)                                  a reference to the specific provisions of the Plan on which the denial is based;

(iii)                               any additional material or information necessary to perfect the claim and an explanation why such material or information is necessary; and

(iv)                              a description of the procedures for review of the denial of the claim and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA following a denial on review.

Such notice shall be furnished to the claimant within a reasonable period of time, but no later than 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim.  In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period.  If such an extension is required, written notice thereof shall be furnished to the claimant before the end of the initial 90-day period, which shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision.

(b)                                 Right to a Review of the Denial.  Every claimant whose claim for benefits under the Plan is denied in whole or in part by the Committee shall have the right to request a review of the denial.  Review shall be granted if it is requested in writing by the claimant no later than 60 days after the claimant receives written notice of the denial.  The review shall be conducted by the Committee.

(c)                                  Decision of the Committee on Appeal.  At any hearing of the Committee to review the denial of a claim, the claimant, in person or by duly authorized representative, shall have reasonable notice, shall have an opportunity to be present and be heard, may submit written comments, documents, records and other information relating to the claim, and may review documents, records and other information relevant to the claim under the applicable standards under ERISA.  The Committee shall render its decision as soon as practicable.  Ordinarily decisions shall be rendered within 60 days following receipt of the request for review.  If the need to hold a hearing or other special circumstances require additional processing time, the decision shall be rendered as soon as possible, but not later than 120 days following receipt of the request for review.  If additional processing time is required, the Committee shall provide the claimant with written notice thereof, which shall indicate the special circumstances requiring the additional time and the date by which the Committee expects to render a decision.  If the Committee denies the claim on review, it shall provide the claimant with written notice of its decision, which shall set forth (i) the specific reasons for the decision, (ii) reference to the specific provisions of the Plan on which the decision is based, (iii) a statement of the claimant’s right to reasonable access to, and copies of, all documents, records and other information relevant to the claim under the applicable standards under ERISA, and (iv) and a statement of the claimant’s right to bring a civil action under ERISA.  The Committee’s decision shall be final and binding on the claimant, and the claimant’s heirs, assigns, administrator, executor, and any other person claiming through the claimant.

(d)                                 Notwithstanding the foregoing, following a change in control, the independent fiduciary shall be responsible for deciding claims and appeals pursuant to the procedures described above.  Any decision on a claim by the independent fiduciary shall be final and binding on the claimant, and the claimant’s heirs, assigns, administrator, executor, and any other person claiming through the claimant.

3.9                               Successors

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

3.10                        Governing Law

To the extent not preempted by federal law, all questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

4.0 EMPLOYEES OF PARTICIPATING AFFILIATES

4.1                               Eligibility of Employees of Affiliated Companies

If the Predecessor Company allowed it in any individual case, the Predecessor Plan may have been made available to officers and employees of a corporation, partnership or other entity that is directly or indirectly controlled by the Predecessor Company, hereinafter referred to as a “Participating Affiliate”.

4.2                               Rights Subject to Creditors

The right of any Participant who was employed by a Participating Affiliate to receive future payments under the provisions of the Plan shall be a contractual obligation of the Company and the Participating Affiliate at the time the Participant elects to defer compensation.  Such a Participant’s right to receive future payments is subject to the claims of the creditors of the Company and the Participating Affiliates in the event of the Company’s or any Participating Affiliate’s insolvency or bankruptcy as provided in the trust agreement.  Plan assets may, in the Committee’s discretion, be placed in a trust but will nevertheless continue to be subject to the claims of the Company’s and the Participating Affiliates’ creditors in the event of the Company’s or any Participating Affiliate’s insolvency or bankruptcy as provided in the trust agreement.  In any event, the Plan is intended to be unfunded under Title I of ERISA.  If the Committee so permits, Participating Affiliates may also contribute assets to the Rabbi Trust in connection with their Plan obligations under this Article.  If, at the election of the Committee, such contributions are not separately accounted for through subtrusts, segregated accounts, or similar arrangements, Plan assets held by the Rabbi Trust will be subject to the claims of the Participating Affiliates’ creditors in the event of any Participating Affiliate’s insolvency or bankruptcy as provided in the trust agreement.

4.3                               Certain Distributions

Notwithstanding any Payment Commencement Date or Method of Payment selected by a Participant employed by a Participating Affiliate, if such a Participant ceases to be employed by the Company or a Participating Affiliate other than (i) at or after early or normal retirement pursuant to a retirement plan of the Company, (ii) by reason of the Participant’s death, or (iii) by reason of the Participant’s total disability, the Committee, in its sole discretion, shall determine whether to distribute such Participant’s benefits in the form of five annual installment payments, or as a lump sum.  In either case, such payment shall begin within a reasonable period of time following the termination of employment.

4.4                               Assignability

The benefits payable under this Plan to an employee of a Participating Affiliate shall not revert to the Company or Participating Affiliate or be subject to the Company’s or Participating Affiliate’s creditors prior to the Company’s or Participating Affiliate’s insolvency or bankruptcy, nor, except pursuant to will or the laws of descent and distribution, shall they be subject in any way to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind by the Participant, the Participant’s beneficiary or the creditors of either, including such liability as may arise from the Participant’s bankruptcy.